FORM 51-102F3
MATERIAL CHANGE REPORT

1.	Name and Address of Company

Royal Road Minerals Limited (the “Company”)
Suite 30, 4 Wharf Street
St. Helier, Jersey, Channel Islands
JE2 3NR

2.	Date of Material Change

April 15, 2016 and April 22, 2016

3.	News Release

The press releases disclosing the material changes were released on April 15, 2016 and April 25, 2016, through the facilities of Newsfile Corp.

4.	Summary of Material Change

The Company announced that it had completed an initial closing of its previously announced private placement offering (the “Offering”), pursuant to which the Company issued and sold an aggregate of 20,748,000 units (each a “Unit”) of the Company at a price of C$0.05 per Unit, for aggregate gross proceeds of $1,037,400. Each Unit is comprised of one ordinary share of the Company and one-half of one ordinary share purchase warrant (each whole warrant a "Warrant"). Each Warrant entitles the holder thereof to acquire one ordinary share of the Company at a price of C$0.10 for a period of 24 months from the date of issuance.

In addition, due to investor demand, the Company also announced its intention to issue up to an additional 5,252,000 Units in a subsequent closing of the Offering for additional aggregate gross proceeds of $262,600, such that a total of up to 26,000,000 Units would be issued pursuant to the Offering for aggregate gross proceeds of up to C$1.3 million. The subsequent closing is expected to occur on or about April 22, 2016.

Subsequently, the Company further announced that had closed the second and final tranche of its previously announced Offering with the issuance of 5,845,000 Units of the Company at a price of C$0.05 per Unit for gross proceeds of C$292,250. In total, the Company announced that it had issued and sold an aggregate of 26,559,000 Units at a price of C$0.05 per Unit for aggregate gross proceeds of C$1,327,950 pursuant to the Offering.

In connection with the Offering, the Company agreed to pay a cash commission to certain parties in an amount equal to 6% of the aggregate proceeds received from investors sourced by such parties. Closing of the Offering is subject to the approval of the TSX Venture Exchange. All the securities issued under the Offering are subject to resale restrictions under applicable securities laws.

The net proceeds of the Offering will be used by the Company for initial drill-testing of the Company’s La Golondrina gold project in the La Llanada gold district of southern Colombia, to finance further license acquisition initiatives within the region and for general working capital purposes.

5.	Full Description of Material Change

The material changes are fully described in the Company’s press releases of April 15, 2016 and April 25, 2016, which are attached as Schedule “A” and Schedule “B”, respectively, and are incorporated herein.

6.	Reliance on subsection 7.1(2) of National Instrument 51- 102

The report is not being filed on a confidential basis.

7.	Omitted Information

No significant facts have been omitted from this Material Change Report.

8.	Executive Officer

For further information, contact Tim Coughlin, President and Chief Executive Officer of the Company at +44 1534 887 166.

9.	Date of Report

This report is dated at Toronto, this 25th day of April, 2016.

ROYAL ROAD MINERALS LIMITED

Per:	“Eric Lowy” (Signed)
Eric Lowy
Secretary

Schedule "A"

PRESS RELEASE

ROYAL ROAD MINERALS ANNOUNCES INITIAL CLOSING AND OVER-SUBSCRIPTION OF
PREVIOUSLY ANNOUNCED FINANCING

April 15, 2016 – Toronto, Ontario: Further to its press release dated 15th March 2016, Royal Road Minerals Limited (TSXV:RYR) (“Royal Road Minerals” or the “Company”), a gold focused mineral exploration and development company, is pleased to announce that the Company has completed an initial closing of its previously announced non-brokered private placement offering (the “Offering”). Pursuant to the initial closing, the Company issued and sold an aggregate of 20,748,000 units (each a "Unit") at a price of C$0.05 per Unit for aggregate gross proceeds of $1,037,400. Each Unit is comprised of one ordinary share of the Company and one-half of one ordinary share purchase warrant (each whole warrant a "Warrant"). Each Warrant entitles the holder thereof to acquire one ordinary share of the Company at a price of C$0.10 for a period of 24 months from the date of issuance.

The Company also announces that, due to investor demand, the Company intends to issue up to 5,252,000 additional Units in a subsequent closing of the Offering for additional aggregate gross proceeds of 262,600, such that a total of up to 26,000,000 Units would be issued pursuant to the Offering for aggregate gross proceeds of up to C$1.3 million. The subsequent closing is expected to occur on or about April 22, 2016. Closing of the Offering is subject to the approval of the TSX Venture Exchange. All the securities issued under the Offering are subject to resale restrictions under applicable securities laws.

The Company intends to use the net proceeds of the Offering for initial drill-testing of the Company’s La Golondrina gold project in the La Llanada gold district of southern Colombia, to finance further license acquisition initiatives within the region and for general corporate purposes.

The securities to be issued under the Offering have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and accordingly, may not be offered or sold within the United States except in compliance with the registration requirements of the U.S. Securities Act and applicable state securities requirements or pursuant to exemptions therefrom. This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the Company's securities in the United States.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Cautionary statement:

This news release may contain certain information that constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as “plan,” “expect,” “project,” “intend,” “believe,” “anticipate” and other similar words, or statements that certain events or conditions “may” or “will” occur and include statements regarding the Offering and the use of proceeds therefrom. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the hiring and retention of directors and officers, exploration and development of mineral properties, mine site planning and development, the uncertainties involved in interpreting drilling results and other geological data, fluctuating metal prices, permitting and licensing and other factors described above and in the Company’s most recent annual information form under the heading “Risk Factors”, which has been filed electronically by means of the Canadian Securities Administrators’ website located at www.sedar.com. The Company disclaims any obligation to update or revise any forward-looking statements if circumstances or management’s estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.

For further information please contact:
Dr. Tim Coughlin
President and Chief Executive Officer

USA-Canada toll free 1800 6389205
+44 (0)1534 887166
+44 (0)7797 742800
info@royalroadminerals.com

Schedule "B"

PRESS RELEASE

ROYAL ROAD MINERALS ANNOUNCES CLOSING OF SECOND TRANCHE OF
PRIVATE PLACEMENT FINANCING

April 25, 2016 – Toronto, Ontario: Further to its press releases dated March 15, 2016 and April 15, 2016, Royal Road Minerals Limited (TSXV:RYR) (the “Company”), a gold focused mineral exploration and development company, is pleased to announce that the Company has closed the second and final tranche of its previously announced non-brokered private placement offering (the “Offering”) with the issuance of 5,845,000 units (each, a "Unit") of the Company at a price of C$0.05 per Unit for gross proceeds of C$292,250.

In total, the Company issued and sold an aggregate of 26,559,000 Units at a price of C$0.05 per Unit for aggregate gross proceeds of C$1,327,950 pursuant to the Offering. Each Unit is comprised of one ordinary share of the Company and one-half of one ordinary share purchase warrant (each whole warrant a "Warrant"). Each Warrant entitles the holder thereof to acquire one ordinary share of the Company at a price of C$0.10 for a period of 24 months from the date of issuance.

The Company agreed to pay a cash commission to certain parties in an amount equal to 6% of the aggregate proceeds received from investors sourced by such parties. All securities issued under the Offering are subject to resale restrictions under applicable securities laws.

“We are most grateful for the support evident in the demand and oversubscription of this financing” said Dr Tim Coughlin, President and CEO of Royal Road Minerals “this additional capital, in combination with the operational measures we have implemented over the previous seven-months, will allow us to advance our La Golondrina and La Redención gold projects in the La Llanada gold field of southern Colombia, whilst remaining opportunistic and retaining a relevant capital structure”

The securities to be issued under the Offering have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and accordingly, may not be offered or sold within the United States except in compliance with the registration requirements of the U.S. Securities Act and applicable state securities requirements or pursuant to exemptions therefrom. This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the Company's securities in the United States.

___________________________________________________________

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Cautionary statement:

This news release may contain certain information that constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as “plan,” “expect,” “project,” “intend,” “believe,” “anticipate” and other similar words, or statements that certain events or conditions “may” or “will” occur and include statements regarding the Offering and the use of proceeds therefrom. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the hiring and retention of directors and officers, exploration and development of mineral properties, mine site planning and development, the uncertainties involved in interpreting drilling results and other geological data, fluctuating metal prices, permitting and licensing and other factors described above and in the Company’s most recent annual information form under the heading “Risk Factors”, which has been filed electronically by means of the Canadian Securities Administrators’ website located at www.sedar.com. The Company disclaims any obligation to update or revise any forward-looking statements if circumstances or management’s estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.

For further information please contact:
Dr. Tim Coughlin
President and Chief Executive Officer

USA-Canada toll free 1800 6389205
+44 (0)1534 887166
+44 (0)7797 742800
info@royalroadminerals.com